This Contract Agreement is made on the 5th day of December 2022

Between:

(1) **Brooge Petroleum and Gas Investment Company FZE,** Registration No. 13-FZC-1117, a free zone company existing in Fujairah and having its principal place at P.O. Box 50170, Fujairah, U.A.E (the "Employer I");

(2) **Brooge Petroleum and Gas Investment Company Phase III FZE,** Registration No. 20-FZE-1972, a free zone company existing in Fujairah and having its principal place at P.O. Box 51073, Fujairah, U.A.E (the "Employer II");

collectively the "Employers" and

(3) **Audex Fujairah LL FZE,** Registration No. 07-FZE-651, a company established in Fujairah Free Zone, United Arab Emirates (UAE) and having its registered address at P.O. Box 5461, Fujairah UAE (The "**Contractor**") and principal place of business at Block C, Fujairah Free Zone -1, P.O. Box 5461, Fujairah UAE.

each a "Party" and collectively the "Parties"

Whereas:

The Employers desire that the Works (as defined in the General Conditions of Contract) for the design, procurement, and construction of BPGIC Fujairah Terminal Connectivity and Early Preparation Works for Phase 1, 2 and 3A of the Employer's facilities in Fujairah, United Arab Emirates (The "**BPGIC Fujairah Terminal Connectivity and Early Preparation Works for Phase 1, 2 and 3A**") shall be undertaken by the Contractor and the Contractor has agreed to undertake the Works in accordance with the terms of the Contract.

NOW IT IS AGREED as follows:

1. Definition:

   In this Contract Agreement, words and expressions shall have the same meanings as are assigned to them in the General Conditions of Contract and Particular Conditions.

2. Contract Documents

   The documents forming the Contract are to be taken as mutually explanatory of one another. For the purposes of interpretation, the priority of the documents shall be in accordance with the following sequence:

   (a) this Contract Agreement
   (b) Particular Conditions - the appendix annexed hereto (the "Appendix")
   (c) the Condition of Contract for EPC/Turnkey Projects, published by FIDIC, First Edition, 1999, as amended by the Errata thereto issued by FIDIC (the "**General Conditions**")
   (d) the Contractor's Proposal 10-AFJCX03-LT-BDM-05 dated 31st October 2022
   (e) Employer's Requirements Document (MUCOG-202905-ER-P3A-001)

3. In consideration of the payments to be made by the Employers to the Contractor as hereinafter mentioned, the Contractor hereby covenants with the Employers to design, execute, and complete the Works and remedy any defects therein in conformity with the provisions of the Contract.

4. The Employers hereby covenants to pay the Contractor, in consideration of the design, execution and

P.O.Box 5461
Fujairah Free Zone
Fujairah - U.A.E.
AUDEX FUJAIRAH L.L. FZE

completion of the Works and the remedying of defects therein, the Contract Price of **USD 31,500,000** (United States Dollars **Thirty-One Million Five Hundred Thousand** Only) inclusive of all taxes, duties and fees and including value added tax or such other sum as may become payable under the provisions of the Contract (the "Contract Price") at the times and in the manner prescribed by the Contract.

5. If any question, dispute, or difference shall arise between the Employers and the Contractor in relation to the Contract or in any way related to the Works, which cannot be settled amicably, it may be referred to arbitration in accordance with Clause 20 (Claims, Disputes and Arbitration) of the general conditions.

6. The Commencement Date shall be 8th December 2022.

In witness whereof the parties hereto have caused this Contract Agreement to be executed the day and year first before written in accordance with their respective laws of their respective countries and delivered this Contract Agreement as a deed on the date above written.

For and on behalf of Brooge Petroleum and Gas Investment Company FZE

Brooge Petroleum & Gas Invest. Co. FZE Fujairah Terminal P.O. Box: 50170 U.A.E.

(Company Stamp)

Signed By : Nicolaas L. Paardenkooper)
Name (In Block))
Director)
Designation) Signature

In the presence of :
Witness : Alvaro Benevides)
Name (In Block))
)
NRIC No:) Signature

Address

For and on behalf of Brooge Petroleum and Gas Investment Company Phase III FZE

P.O Box : 51073 Fujairah U.A.E.

(Company Stamp)

Signed By: Nicolaas L. Paardenkooper
Name (In Block)
Director)
Designation) Signature

In the presence of :
Witness: Alvaro Benevides)
Name (In Block))
)
NRIC No:) Signature

AUDEX FUJAIRAH L.L.C. FZE P.O.Box 5461 Fujairah Free Zone Fujairah - U.A.E.

Address ______________________

For and on behalf of Audex Fujairah LL FZE

(Company Stamp)

P.O.Box 5461
Fujairah Free Zone
Fujairah - U.A.E.
AUDEX FUJAIRAH L.L. FZE

Signed By : ROBERT DOMPELING)
Name (In Block))
CEO)
Designation) ______________________
Signature

In the presence of :
Witness : ZHU SHIBING)
Name (In Block))
______________________)
NRIC No:) ______________________
Signature

Address : ______________________
____